SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For registration of certain classes of securities
pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
COMMUNITY BANKERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-2652949

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

717 King Street
Alexandria, Virginia	22314

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.01 per share	American Stock Exchange

Redeemable Warrants to purchase common stock	American Stock Exchange
     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☑
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐
     Securities Act registration statement file number to which this Form relates: 333-124240
     Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1. Description of Registrant’s Securities To Be Registered.
     The securities to be registered hereby are the units, common stock and warrants of Community Bankers Acquisition Corp. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Company’s Registration Statement on Form S-1 (Reg. No. 333-124240) filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2005 and as thereafter amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
ITEM 2. Exhibits.
     The following exhibits are filed herewith or are incorporated by reference as indicated below:

Exhibit No.	Description
*3.1	Certificate of Incorporation

*3.2	By-laws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.5	Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-124240.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 28, 2005
COMMUNITY BANKERS ACQUISITION CORP.
	By:	/s/ Gary A. Simanson
Gary A. Simanson, President

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